Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75801, 333-77211, 333-85324, 333-151809 and 333-182818 on Form S-8 and Registration Statement No. 333-122020 on Form S-3 of MicroFinancial Incorporated of our report dated March 29, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of MicroFinancial Incorporated for the year ended December 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts

March 29, 2013